UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 1, 2018

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

DELAWARE	000-23125	330238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE

HAWTHORNE, CA 90250

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01              Other Events.

Following a report by a short seller, the Securities and Exchange Commission (SEC) commenced an investigation into the Company’s compliance with the Foreign Corrupt Practices Act (FCPA).  The U.S. Attorney’s Office for the Central District of California (DOJ) has also said it intends to request information regarding FCPA compliance matters.  The SEC and DOJ are also conducting an investigation of trading in the Company’s securities, and have subpoenaed information regarding trading by executives, directors and employees, as well as Company operations and disclosures in and around the time of certain trades.  In relation to the matters that are the subject of the trading-related investigation, the Company has taken action with respect to a senior-level employee.  At this time, the Company is unable to predict what, if any, action may be taken by the DOJ or SEC as a result of these investigations, or any penalties or remedial measures these agencies may seek. The Company places a high priority on compliance with its anti-corruption and securities trading policies, and is cooperating with each of the government investigations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.
Date: February 1, 2018

	By:	/S/ Victor Sze
Victor Sze
Executive Vice President, General Counsel and Secretary

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